Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Blue Coat Systems, Inc. pertaining to the Cerberian, Inc. 2000 Stock Option Plan of Blue Coat Systems, Inc. of our report dated May 25, 2004, with respect to the consolidated financial statements and schedules of Blue Coat Systems, Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
December 3, 2004